Exhibit 3.1

                              CERTIFICATE OF MERGER
                                       OF
                                    PAJY INC.
                                      INTO
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
                UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW
                            OF THE STATE OF NEW YORK

            The Undersigned, Roger K. Taylor, being the President of Financial Security Assurance Holdings Ltd. and James R. Miller being the President of PAJY Inc., said corporations being domestic corporations organized and existing under and by virtue of the laws of the State of New York, do hereby certify:

            FIRST: The Board of Directors of each of the constituent corporations has duly adopted a plan of merger setting forth the terms and conditions of the merger of said corporations.

            SECOND: The name of the constituent corporation which is to be the surviving corporation is Financial Security Assurance Holdings Ltd. and the name under which it was formed is American Financial Assurance Holdings Ltd. The date upon which its certificate of incorporation was filed by the Department of State is April 20, 1984. A restated certificate of incorporation of filed by the Department of State on May 18, 1999 and an amendment to the certificate of incorporation was filed by the Department of State on June 30, 2000.

            THIRD: The name of the other constituent corporation which is being merged into the surviving corporation is PAJY Inc. The date upon which its certificate of incorporation was filed by the Department of State is March 14, 2000.

            FOURTH: As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

                        Designation and     Class or series   Shares entitled
                        number of shares       of shares          to vote
                       in each class or        entitled          as a class
Name of Corporation    series outstanding       to vote          or series
-------------------    ------------------   ---------------   ---------------

Financial Security    Common Stock ($.01     Common Stock     Series A
Assurance Holdings    par value)/                             Convertible
Ltd.                  33,517,995 shares                       Redeemable
                                                              Preferred Stock
                      Series A Convertible   Series A
                      Redeemable Preferred   Convertible
                      Stock ($.01 par        Redeemable
                      value)/ 2,000,000      Preferred Stock
                      shares

PAJY Inc.             Common Stock (no par   Common Stock     N/A
                      value)/ 1 share
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            FIFTH: The merger was authorized with respect to Financial Security
Assurance Holdings Ltd. in the following manner: An agreement and plan of merger (the "Merger Agreement") was adopted by the board of Financial Security Assurance Holdings Ltd., at a meeting on March 13, 2000 by unanimous vote of the directors present at the time of the vote, all directors being present at the time. The board thereupon submitted the Merger Agreement to a vote of shareholders. Notice of meeting was given to each shareholder of record as of April 14, 2000, a record date fixed pursuant to section 604 of the Business Corporation Law, whether or not entitled to vote. A copy of the Merger Agreement accompanied the notice. The Merger Agreement was adopted at a meeting of shareholders on May 18, 2000, by affirmative vote of the holders of at least two thirds of all outstanding shares entitled to vote thereon and affirming vote of the holders of at least two thirds of all outstanding shares of Financial Security Assurance Holdings Ltd.'s Series A Convertible Redeemable Preferred Stock, voting separately as a class.

            The merger was authorized with respect to PAJY Inc. in the following manner: The Merger Agreement was adopted on March 14, 2000 by the board of directors of PAJY Inc. without a meeting by the consent in writing of the sole member of the board. The resolution and written consent thereto by the sole board member were filed with the minutes of the proceedings of the board. The Merger Agreement was adopted on March 14, 2000, by the unanimous written consent of Credit local de France S.A., the sole shareholder of PAJY Inc.

            SIXTH: The Restated Certificate of Incorporation of Financial Security Assurance Holdings Ltd. shall continue in full force as the Certificate of Incorporation of the surviving corporation, until its due alteration or amendment in accordance with its provisions and with applicable law.

            SEVENTH: The effective date of the merger shall be July 5, 2000.
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            IN WITNESS WHEREOF, we have signed this certificate on the 5th day of July, 2000 and we affirm the statements contained herein as true under penalties of perjury.

                                    Financial Security Assurance  Holdings Ltd.

                                    By: /s/ Roger K. Taylor
                                        -------------------------
                                        Name: Roger K. Taylor
                                        Title: President


                                    PAJY INC.

                                    By: /s/ James R. Miller
                                        -------------------------
                                        Name: James R. Miller
                                        Title: President